-37-
              PURCHASE AND SALE AGREEMENT

     PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of the 8th day of September, 1997, by and between AMERICAN NATIONAL BANK AND TRUST COMPANY OF
CHICAGO, having an address at 33 North LaSalle  Street,
Chicago, Illinois 60690, not personally but solely as trustee (the "Trustee") under those certain trusts both dated October 3, 1993 and known as Trust Nos. 59343 and
59344 DEAN WITTER REALTY INCOME PARTNERSHIP I, L.P.,  a
Delaware limited partnership, having an office c/o Dean
Witter Realty Inc., Two World Trade Center, 64th Floor,
New  York,  New  York 10048, the sole beneficiary  (the
"Beneficiary", and together with the Trustee, the "Seller") under those certain trusts both dated October
3,  1993  and known as Trust Nos. 59343 and 59344,  and
GREAT LAKES REIT, L.P. a Delaware limited partnership, having an office at 823 Commerce Drive, Oak Brook,
Illinois 60523 (the "Purchaser").

                  W I T N E S S E T H

     WHEREAS,  the  Trustee is the owner  of  the  real
property  at  the Arlington Business Center  known  and
numbered  as  3455,  3550 and  3555  Salt  Creek  Lane,
Arlington   Heights,  Illinois  consisting   of   three
buildings commonly referred to as the "Tech Center II," the "Showroom Building" and the "Tech Center I", respectively;

     WHEREAS, the Seller and the Purchaser have entered into negotiations wherein the Purchaser expressed its intent to purchase the Property (as defined herein) from the Seller and the Seller expressed its intent to sell the Property to the Purchaser; and

     WHEREAS, the Seller and the Purchaser now desire to enter into an agreement whereby, subject to the terms and conditions contained herein, the Seller shall sell the Property to the Purchaser and the Purchaser shall purchase the Property from the Seller.

     NOW,  THEREFORE, in consideration of ten  ($10.00)
dollars   and  the  mutual  covenants  and   agreements
hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

       Sale of the Property.

The  Seller agrees to sell and convey to the Purchaser,
and  the  Purchaser agrees to purchase from the Seller,
at  the  price  and upon the terms and  conditions  set
forth  in  this  Agreement, all  those  certain  plots,
pieces  and  parcels of land described  in  Schedule  1
hereto  (the  "Land") listed thereon as  owned  by  the
Seller,   together  with  (i)  all  buildings,  related
facilities, and other improvements situated on the Land
(collectively,  the "Buildings"), (ii)  all  easements,
rights of way, reservations, privileges, appurtenances,
and  other  estates and rights of the Seller pertaining
to  the Land and the Buildings, (iii) all right,  title
and  interest  of  the Seller in and to  all  fixtures,
machinery,  equipment,  supplies,  building  materials,
carpeting,  inventory  and other articles  of  personal
property  attached or appurtenant to the  Land  or  the
Buildings,    or    used   in   connection    therewith
(collectively,  the  "Personal  Property"),  (iv)   all
right, title and interest of the Seller, if any, in and
to  the  trade names of the Buildings, (v)  all  right,
title  and interest in the Leases, Contracts, Licenses;
and   (vi)   all   plans,   specifications,   drawings,
maintenance records and other documents pertaining to the Land, Buildings or Personal Property that are in its possession (the Land, together with all of the foregoing items listed in clauses (i)-(vi) above being hereinafter sometimes referred to as the "Property").

            Excluded Property.

          Specifically  excluded from the Property  and
     this  sale are all items of personal property  not
     described in Section 1 (and all personal  property
     of   tenants  under  the  Leases)  and  the  items
     described in Schedule 2 annexed hereto and made a part hereof.

            Closing Date.

          The delivery of the Deed and the consummation of the transactions contemplated by this Agreement
     (the "Closing") shall take place at the offices of the Title Company in Chicago, Illinois on October
     10, 1997 (the "Closing Date") or such earlier or later date as the Seller and Purchaser may agree in writing.

       Purchase Price.

     The purchase price to be paid by the Purchaser to the Seller for the Property (the "Purchase Price") is
Five Million Two Hundred Thousand Dollars ($5,200,000) payable as follows:

          (a)   One Hundred Thousand Dollars ($100,000)
     (the  "Downpayment") shall be payable  within  one
     business  day of full execution of this  Agreement
     by  all  parties,  by delivery to  First  American
     Title Insurance Company (the "Escrow Agent") of  a
     certified  or  bank check drawn on or  by  a  bank
     which  is a member of the New York Clearing  House
     Association (a "Clearing House Bank") or  by  wire
     transfer  of  immediately available funds  to  the
     Escrow  Agent's account as set forth in the Escrow
     Agreement.   The  Downpayment shall  be  held  and
     disbursed by the Escrow Agent in accordance with the terms of Section 15. At the Closing, the Deposit shall be delivered to the Seller and such amount shall be credited against the portion of the Purchase Price payable pursuant to Section
     2(b);

          (b)  The balance of the Purchase Price (i.e.,
     the  Purchase Price minus the credit set forth  in
     Section   2(a)   above),   plus   or   minus   the
     apportionments set forth in Section  3,  shall  be
     paid  at  the  Closing by bank  wire  transfer  of
     immediately   available  funds  to  the   Seller's
     account or to the account or accounts of such other party or parties as may be designated by the Seller on or before the Closing Date.

          The  parties  agree that the  Purchase  Price
     shall  be  allocated  for  all  purposes  in   the
     following manner: (a) $850,000.00 to the Land, and
     (b) $4,350,000.00 to the Buildings.

       Apportionments

     The following shall be apportioned between the Seller and the Purchaser at the Closing as of 11:59 p.m. of the day preceding the Closing Date (the
"Adjustment Date"):

          (a) fixed or base rents ("Rents") which have been prepaid, security deposits referred to in
     Section 8(e), Rents for the month in which the Closing occurs and Additional Rents and other amounts paid by tenants applicable to periods which expire after the Closing Date, which have been received by Seller;

          (b)   real  estate taxes, special assessments
     (but  only any installment relating to the  period
     in   which  the  Adjustment  Date  occurs),  water
     charges,   sewer  rents  and  charges  and   vault
     charges, if any, on the basis of the fiscal  years
     (or applicable billing period if other than a fiscal year), respectively, for which same have been assessed;

          (c)   value of prepaid fuel belonging to  the
     Seller stored on the Property, at the Seller's cost, including any taxes, on the basis of a statement from the Seller's suppliers;

          (d)   charges  and  payments under  Contracts
     that  are being assigned to the Purchaser pursuant
     to  the  terms  of this Agreement  and  listed  on
     Schedule   3  hereto  or  permitted  renewals   or
     replacements thereof;

          (e)   any  prepaid items, including,  without
     limitation,   fees   for   licenses   which    are
     transferred to the Purchaser at the Closing and annual permit and inspection fees;

          (f)   utilities,  to the extent  required  by
     Section 3.4;

          (g)    deposits  with  telephone  and   other
     utility  companies,  and  any  other  persons   or
     entities   who   supply  goods  or   services   in
     connection with the Property if same are assigned to the Purchaser at the Closing;

          (h)   personal property taxes, if any, on the
     basis of the fiscal year for which assessed;

          (i)  all other revenues from the operation of
     the Property other than Rents and Additional Rents
     (including,  without limitation, parking  charges,
     tenant  direct  electrical  reimbursements,   HVAC
     overtime charges, and telephone booth and vending machine revenues);

          (j)   New  Lease  Expenses  as  provided   in
     Section 10.1.2; and

          (k)   such  other  items as  are  customarily
     apportioned between sellers and purchasers of real properties of a type similar to the Property and located in Cook County, Illinois.

            Taxes.

          If  the  amount of real estate taxes, special
     assessments  or other taxes for the  Property  for
     the fiscal year during which Closing occurs is not
     finally  determined at the Adjustment  Date,  such
     taxes  shall  be apportioned on the basis  of  the
     full amount of the assessment for such period  (or
     the  assessment for the prior tax  period  if  the
     assessment for the current tax period is not  then
     known) and the rate for the immediately prior  tax
     year,  and shall be reapportioned as soon  as  the
     actual taxes have been finally determined.  If any
     taxes    which   have   been   apportioned   shall
     subsequently be reduced by abatement, the amount of such abatement, less the cost of obtaining the same and after deduction of sums payable to tenants under Leases or expired or terminated
     Leases, shall be equitably apportioned between the parties hereto.

          The Purchaser covenants that, provided it receives from the Seller at Closing an offset for the Seller's apportioned share of 1997 real estate taxes, the Purchaser will pay all 1997 real estate taxes in a timely manner when they become due and payable in 1998.

            Rents.

                 Arrearages.

               If  on the Closing Date any tenant is in
          arrears  in  the payment of Rent or  has  not
          paid the Rent payable by it for the month  in
          which  the Closing occurs (whether or not  it
          is  in  arrears for such month on the Closing
          Date), any Rents received by the Purchaser or
          the Seller from such tenant after the Closing
          shall  be applied to amounts due and  payable
          by  such  tenant during the following periods
          in   the   following   order   of   priority:
          (i)  first, to the month in which the Closing
          occurred, (ii) second, to the month following
          the  date  of purchase, (iii) third,  to  the
          month  preceding  the  month  in  which   the
          Closing  occurred, and (iv)  fourth,  to  the
          months  following  the  month  in  which  the
          Closing   occurred,   unless   such    tenant
          expressly identifies a payment is to apply to
          a  specific charge or time period.  If  Rents
          or any portion thereof received by the Seller
          or  the  Purchaser after the Closing are  due
          and  payable to the other party by reason  of
          this allocation, the appropriate sum, less  a
          proportionate   share   of   any   reasonable
          attorneys'   fees  and  costs  and   expenses
          expended in connection with the collection thereof, shall be promptly paid to the other party (to the extent not collected from or reimbursed by tenants).

                 Additional Rents.

               If  any  tenants  are  required  to  pay
          percentage rent, escalation charges for  real
          estate   taxes,  parking  charges,  operating
          expenses  and maintenance escalation charges,
          cost-of-living increases or other charges  of
          a similar nature ("Additional Rents") and any
          Additional   Rents  are  collected   by   the
          Purchaser  from  a tenant after  the  Closing
          Date,  then the Purchaser shall promptly  pay
          to  the  Seller  out of the first  such  sums
          received from such tenant the amount  of  all
          Additional Rents which are due and payable by
          such  tenant with respect to any period prior
          to  the  Closing Date (whether  or  not  such
          Additional Rents first became due and payable
          on  or  after  the  Closing  Date),  less   a
          proportionate   share   of   any   reasonable
          attorneys'  fees  and costs and  expenses  of
          collection   thereof  (to  the   extent   not
          collected from or reimbursed by tenants).

                 Collection After the Closing.

               After  the  Closing,  the  Seller  shall
          continue to have the right, in its own  name,
          to  demand payment of and to collect Rent and
          Additional Rent arrearages owed to the Seller
          by  any  tenant,  which right shall  include,
          without limitation, the right to continue  or
          commence legal actions or proceedings against
          any   tenant.    The  Purchaser   agrees   to
          reasonably  cooperate  with  the  Seller   in
          connection with all efforts by the Seller  to
          collect  such Rents and Additional Rents  and
          to  take  all steps, whether before or  after
          the   Closing  Date,  as  may  be  reasonably
          necessary to carry out the intention  of  the
          foregoing, including, without limitation, the
          delivery to the Seller, upon demand,  of  any
          relevant  books  and records  (including  any
          Rent or Additional Rent statements, receipted
          bills  and  copies of tenant checks  used  in
          payment of such Rent or Additional Rent), the
          execution  of any and all consents  or  other
          documents,  and the undertaking  of  any  act
          reasonably  necessary for the  collection  of
          such  Rents  and  Additional  Rents  by   the
          Seller.   If  for  any  fiscal  period  which
          includes  the  Adjustment  Date  tenants  are
          paying  Additional Rent based upon  estimates
          prepared by the Seller, such Additional Rents
          shall   be  reapportioned  when  the   actual
          expenses for the fiscal period are known.

            Water.

          If there is a water meter on the Property, the Seller shall furnish a reading to a date not more than thirty (30) days prior to the Closing
     Date, and the unfixed water charges and sewer rent, if any, based thereon for the intervening time shall be apportioned on the basis of such last reading.

            Utilities.

          The  Seller  will  attempt  to  obtain  final
     readings of fuel, telephone, electricity, and  gas
     to  be made as of the Adjustment Date.  The Seller
     shall   pay  the  bills  based  on  such  readings
     promptly   after  the  same  are   rendered.    If
     arrangements  cannot be made for  any  such  final
     reading,  the parties shall apportion the  charges
     for  such  services  on  the  basis  of  the  bill
     therefor for the most recent billing period  prior
     to  the Adjustment Date, and when final bills  are
     rendered   for  the  period  which  includes   the
     Adjustment Date the Seller and Purchaser shall promptly readjust the apportionments in accordance with such final bills.

            Post-Closing Adjustments.

          The  items set forth in this Section 3  shall
     be  apportioned at the Closing by payment  of  the
     net amount of such apportionments to the Seller in
     the manner set forth herein for the payment of the
     Purchase  Price  if  the net apportionment  is  in
     favor  of  the Seller or by a credit  against  the
     Purchase  Price  if  the net apportionment  is  in
     favor  of the Purchaser.  However, if any  of  the
     items subject to apportionment under the foregoing
     provisions of this Section 3 cannot be apportioned
     at  the  Closing because of the unavailability  of
     the   information   necessary  to   compute   such
     apportionment,  or if any errors or  omissions  in
     computing   apportionments  at  the  Closing   are
     discovered  subsequent to the Closing,  then  such
     item  shall  be reapportioned and such errors  and
     omissions  corrected as soon as practicable  after
     the  Closing Date and the proper party reimbursed,
     which  obligation shall survive the Closing for  a
     period  of  one  year  after  the  Closing   Date.
     Notwithstanding any of the foregoing provisions of this Section 3.5 to the contrary, the Purchaser and the Seller agree that the one year limitation set forth in this Section 3.5 shall not apply to the parties' obligations under Sections 3.1 and
     3.2 and that such obligations shall survive the Closing forever.

       Due Diligence Period.

     Notwithstanding anything to the contrary contained
herein,  the  Purchaser shall have a  thirty  (30)  day
period   commencing  on  the  date  hereof  (the   "Due
Diligence Period") to examine title to the Property, to inspect the physical and financial condition of the Property and to review the Property Information.

            Access to the Property.

          During   the   Due  Diligence   Period,   the
     Purchaser   and  the  Purchaser's  Representatives
     shall  have  the right to enter upon the  Property
     for  the  sole purpose of inspecting the  Property
     and  making  surveys,  soil  borings,  engineering
     tests  and  other investigations, inspections  and
     tests  (collectively, "Investigations"),  provided
     (i)  the Purchaser shall give the Beneficiary  not
     less  than  one  (1) business day's  prior  notice
     before  each entry, and (ii) neither the Purchaser
     nor  the Purchaser's Representatives shall  permit
     any borings, drillings or samplings to be done  on
     the   Property  without  the  Beneficiary's  prior
     written  consent  which  consent  shall   not   be
     unreasonably   withheld.   Any  entry   upon   the
     Property  and all Investigations shall  be  during
     the Beneficiary's normal business hours and at the
     sole  risk  and expense of the Purchaser  and  the
     Purchaser's   Representatives,   and   shall   not
     unreasonably interfere with the activities on or about the Property of the Beneficiary, its tenants and their employees and invitees. The Purchaser shall:

               (a)   promptly repair any damage to  the
          Property    resulting    from    any     such
          Investigations   and  replace,   refill   and
          regrade any holes made in, or excavations of, any portion of the Property used for such Investigations so that the Property shall be in the same condition as that which existed prior to such Investigations;

               (b)    fully   comply  with   all   Laws
          applicable to the Investigations and all other activities undertaken in connection therewith;

               (c)    permit  the  Seller  to  have   a
          representative     present     during     all
          Investigations undertaken hereunder;

               (d)   take all actions and implement all
          protections  necessary  to  ensure  that  all
          actions   taken   in  connection   with   the
          Investigations, and the equipment, materials,
          and  substances  generated, used  or  brought
          onto  the  Property pose  no  threat  to  the
          safety   or   health  of   persons   or   the
          environment, and cause no damage to the Property or other property of the Seller or other persons;

               (e)  maintain or cause to be maintained,
          at  the  Purchaser's  expense,  a  policy  of
          comprehensive   general   public    liability
          insurance with a combined single limit of not
          less  than  $1,000,000  per  occurrence   for
          bodily injury and property damage, automobile
          liability coverage including owned and  hired
          vehicles  with  a  combined single  limit  of
          $1,000,000  per occurrence for bodily  injury
          and  property damage, and an excess  umbrella
          liability   policy  for  bodily  injury   and
          property damage in the minimum amount of $3,000,000, insuring the Purchaser and the Seller and certain of Seller's Affiliates listed on Schedule 4, as additional insureds, against any injuries or damages to persons or property that may result from or are related to (i) the Purchaser's and/or the Purchaser's
          Representatives'  entry  upon  the  Property,
          (ii)  any  Investigations or other activities
          conducted thereon, and (iii) any and all other activities undertaken by the Purchaser and/or the Purchaser's Representatives in connection with the Property, and deliver evidence of such insurance policy to the Seller at the earlier of ten (10) days after the date of this Agreement or the first entry on the Property;

               (f)   not,  at  any  time,  contact   or
          communicate  with any tenant of the  Property
          for  any reason whatsoever without the  prior
          written   notice   to   the   Seller,   which
          communications,  whether  by  telephone,   in
          writing or in person, Seller or its designee shall have the right to be present at or otherwise participate in; and

               (g)   indemnify  the  Seller   and   the
          Seller's  Affiliates and hold the Seller  and
          the  Seller's  Affiliates harmless  from  and
          against  any and all claims, demands,  causes
          of   action,  losses,  damages,  liabilities,
          costs   and   expenses   (including   without
          limitation      attorneys'      fees      and
          disbursements), suffered or incurred  by  the
          Seller or any of the Seller's Affiliates  and
          arising out of or in connection with (i)  the
          Purchaser      and/or     the     Purchaser's
          Representatives'  entry  upon  the  Property,
          (ii)  any  investigations or other activities
          conducted  thereon by the  Purchaser  or  the
          Purchaser's  Representatives, and  (iii)  any
          liens   or  encumbrances  filed  or  recorded
          against the Property as a consequence of the Investigations.

          The provisions of this Section 4.1 shall survive the termination of this Agreement and the Closing.

            Purchaser's Termination Notice.

          The  Purchaser shall have the right to  elect
     to  terminate  this  Agreement by  giving  written
     notice  (the "Purchaser's Termination Notice")  of
     such  election to the Seller at any time prior  to
     the  expiration of the Due Diligence Period if the
     Purchaser shall determine (in the exercise of  its
     sole   discretion)  that  the   results   of   any
     inspection, test, examination or Investigation  do
     not   meet  the  Purchaser's  criteria   for   the
     purchase, financing or operation of the Property in the manner contemplated by the Purchaser, or if the Purchaser, in its sole discretion, otherwise determines that the Property is unsatisfactory to it, in which event the provisions of Section 14.1 shall apply.

          If for any reason whatsoever the Seller shall
     not  have  received  the  Purchaser's  Termination
     Notice   prior  to  the  expiration  of  the   Due
     Diligence Period, the Purchaser shall be deemed to have irrevocably waived the right of termination granted under this Section 4.2, and such right of termination shall be of no further force or effect.

            Estoppel Certificates.

          Promptly after execution and delivery of this
     Agreement,   the  Seller  agrees  to  request   an
     Estoppel  Certificate from  each  tenant  under  a
     Lease,  and  it shall be a condition precedent  to
     Purchaser's  obligation to close this  transaction
     that  Seller shall have obtained executed Estoppel
     Certificates  from  tenants  who  lease   in   the
     aggregate at least 75% of the net rentable area of
     the Buildings  The Estoppel Certificates shall  be
     in the form annexed hereto as Exhibit G and made a
     part  hereof; provided, however, if any tenant  is
     required  or  permitted under its  Lease  to  make
     different  statements  in a  certificate  of  such
     nature  than are set forth in Exhibit G, prior  to
     requesting  an  Estoppel  Certificate  from   such
     tenant,   the  Seller  may  modify  the   Estoppel
     Certificate for such tenant to set forth only  the
     statements required under such tenant's  Lease  to
     be  made by such tenant in such a certificate.  If
     any   tenant   fails   to  deliver   an   Estoppel
     Certificate   in   the  form  required   by   this
     Agreement, Seller shall substitute in lieu thereof an estoppel certificate substantially in such form executed by Seller and such estoppel certificate shall be treated for all purposes as an Estoppel
     Certificate from such failing tenant.

       Title.

     The  Seller  shall convey and the Purchaser  shall
accept  title to the Property subject to those  matters
set  forth  on  Schedule  5  hereto  (collectively  the
"Permitted Encumbrances").  The Seller has delivered to
the  Purchaser  a commitment for an owner's  fee  title
insurance  policy with respect to the Property  in  the
full  amount of the Purchase Price, showing fee  simple
title  to  the  property  in the  Trustee  (the  "Title
Commitment")   from  First  American  Title   Insurance
Company  (the "Title Company"), together with true  and
complete copies of all instruments giving rise  to  any
defects  or  exceptions to title to the Property.   The
title  policy  delivered  at  closing  shall  have  all
standard and general printed exceptions deleted  so  as
to  afford full "extended form coverage", and the Title
Commitment   and  such  title  policy,  including   the
extended  form coverage, shall be at Seller's  expense.
The Title Commitment and title policy shall include any
endorsements  requested  by the  Purchaser  by  written
notice  to  the Title Company within five days  of  the
date of this Agreement, but all such endorsements shall
be  at  the  Purchaser's  expense.   The  Seller  shall
deliver  to  the  Purchaser, at the  Seller's  expense,
within  twenty  (20) days after the execution  of  this
Agreement an as-built survey ("Survey") of the Land and
Building prepared by Sargeant Engineering Company, Ltd.
in   accordance  with  the  "Minimum  Standard   Detail
Requirements for ALTA/ACSM Land Title Surveys"  jointly
established and adopted by ALTA and ACSM in 1992.   The
Survey shall be an update of the survey of the Property
by  Sargeant  Engineering Company, Ltd. dated  December
16,  1996 and shall show all encumbrances listed on the
Title   Commitment.   The  Survey   shall   contain   a
surveyor's certificate in favor of Purchaser and the Title Company in form and substance satisfactory for deletion of the standard survey exception from the title insurance policy.

            Unacceptable Encumbrances.

          If   the   Title  Commitment  or  the  Survey
     indicate   the   existence   of   any   liens   or
     encumbrances  (collectively,  "Liens")  or   other
     defects  or  exceptions in  or  to  title  to  the
     Property  other  than  the Permitted  Encumbrances
     (collectively,  the  "Unacceptable  Encumbrances")
     subject  to  which the Purchaser is  unwilling  to
     accept title, or the Purchaser is unable to obtain
     commitments for such endorsements as the Purchaser
     and  its  counsel may reasonably request  and  the
     Purchaser  gives  the Seller notice  of  the  same
     within  ten (10) days after receipt of the Survey,
     the  Seller shall undertake to eliminate the  same
     (or   to  arrange  for  title  insurance  insuring
     against    enforcement   of   such    Unacceptable
     Encumbrances against, or collection  of  the  same
     out  of, the Property) or obtain such endorsements
     subject  to  Section  5.2.  The  Purchaser  hereby
     waives any right the Purchaser may have to advance
     as  objections  to  title or as  grounds  for  the
     Purchaser's refusal to close this transaction  any
     Unacceptable   Encumbrance   or   lack   of    any
     endorsements which the Purchaser does  not  notify
     the  Seller  of  within such ten (10)  day  period
     unless (i) such Unacceptable Encumbrance was first
     raised by the Title Company subsequent to the date
     of  the  Title  Commitment or the Purchaser  shall
     otherwise  first discover same or  be  advised  of
     same   subsequent  to  the  date  of   the   Title
     Commitment or the Survey, respectively, and (ii) the Purchaser shall notify the Seller of the same within five (5) days after the Purchaser first becomes aware of such Unacceptable Encumbrance.
     The Seller, in its sole discretion, may adjourn the Closing one or more times for up to sixty (60) days in the aggregate in order to eliminate
     Unacceptable Encumbrances.

            Removal of Unacceptable Encumbrances.

          The  Seller shall not be obligated  to  bring
     any action or proceeding, to make any payments  or
     otherwise  to  incur  any  expense  in  order   to
     eliminate Unacceptable Encumbrances not waived  by
     the  Purchaser  or to arrange for title  insurance
     insuring  against enforcement of such Unacceptable
     Encumbrances against, or collection  of  the  same
     out  of,  the  Property or obtain any endorsements
     requested by the Purchaser; except that the Seller
     shall satisfy Unacceptable Encumbrances which  are
     (i)   mortgages   (other   than   the   Continuing
     Mortgage),  and  past due real  estate  taxes  and
     assessments secured by or affecting the  Property,
     and  (ii)  judgments against the Seller  or  other
     Liens  secured by or affecting the Property  which
     judgments  and  other Liens can  be  satisfied  by
     payment  of  liquidated  amounts  not  to   exceed
     $50,000  in  the aggregate for all such  judgments
     and  other  Liens.  The Seller may  eliminate  any
     such  Unacceptable Encumbrance by the  payment  of
     amounts necessary to cause the removal thereof  of
     record,   by   bonding  over   such   Unacceptable
     Encumbrance in a manner reasonably satisfactory to
     the  Purchaser or by arranging for title insurance
     reasonably satisfactory to the Purchaser  insuring
     against    enforcement   of   such    Unacceptable
     Encumbrance against, or collection of the same out of, the Property.

            Options Upon Failure to Remove Unacceptable
     Liens.

          If  the  Seller is unable or is not otherwise
     obligated  (pursuant to Section 5.2) to  eliminate
     all  Unacceptable Encumbrances not waived  by  the
     Purchaser,  or to bond over in a manner reasonably
     satisfactory  to  the Purchaser  any  Unacceptable
     Encumbrances  not waived by the Purchaser,  or  to
     arrange  for title insurance reasonably acceptable
     to  the Purchaser insuring against enforcement  of
     such   Unacceptable   Encumbrances   against,   or
     collection  of  the same out of, the  Property  or
     obtain  any  endorsements reasonably requested  by
     the  Purchaser, and to convey title in  accordance
     with the terms of this Agreement on or before  the
     Closing  Date  (whether  or  not  the  Closing  is
     adjourned   as  provided  in  Section  5.1),   the
     Purchaser shall elect on the Closing Date, as  its
     sole  remedy  for such inability  of  the  Seller,
     either  (i) to terminate this Agreement by  notice
     given  to the Seller pursuant to Section 14.1,  in
     which  event the provisions of Section 14.1  shall
     apply,  or  (ii) to accept title subject  to  such
     Unacceptable   Encumbrances   and   without    the
     requested  endorsements  and  receive  no   credit
     against, or reduction of, the Purchase Price.

            Use of Purchase Price.

          If on the Closing Date there may be any Liens or other encumbrances which the Seller must pay or discharge in order to convey to the Purchaser such title as is herein provided to be conveyed, the Seller may use any portion of the Purchase Price to satisfy the same, provided:

               (a)   the  Seller shall deliver  to  the
          Purchaser  or  the  Title  Company,  at   the
          Closing, instruments in recordable form and sufficient to satisfy such Liens or other encumbrances of record together with the cost of recording or filing said instruments; or

               (b)     the    Seller,    having    made
          arrangements  with the Title  Company,  shall
          deposit  with said company sufficient  moneys
          acceptable  to  said company  to  insure  the
          obtaining   and   the   recording   of   such
          satisfactions.

            Franchise Taxes.

          Any franchise or corporate tax open, levied or imposed against the Seller or other owners in the chain of title that may be a Lien on the Closing Date shall not be an objection to title if the Title Company omits same from the title policy issued pursuant to the Title Commitment or excepts same but insures the Purchaser against collection thereof out of the Property.

            Transfer Taxes; Title Insurance Premiums.

          At  the  Closing, the Seller  shall  pay  all
     transfer  and  recording taxes (the "Transfer  Tax
     Payments")  imposed pursuant to the  Laws  of  the
     State   of  Illinois  or  any  other  governmental
     authority   in   respect   of   the   transactions
     contemplated by this Agreement by delivery to  the
     Title  Company  of sufficient funds  to  pay  such
     taxes together with any return (the "Transfer  Tax
     Return")  required  thereby which  shall  be  duly
     executed  by the Seller and the Purchaser  to  the
     extent   required  by  applicable  law.   At   the
     Closing,  the  premiums due the Title  Company  to
     obtain  title  insurance  policies  in  the   form
     contemplated by the Title Commitment (as the same may be amended pursuant to this Agreement), the cost of obtaining the Survey and other Closing-related expenses shall be paid in the manner set forth on Schedule 6 hereto.

          Representations   and   Warranties   of   the
Beneficiary.

     The Beneficiary represents and warrants to the Purchaser as follows:

          (a)   The  Beneficiary is a duly  formed  and
     validly existing limited partnership organized under the laws of the State of Delaware and is qualified under the laws of the State of Illinois to conduct business therein.

          (b)   The  Beneficiary has  the  full,  legal
     right, power and authority to execute and deliver,
     and to direct, at its sole discretion, the Trustee
     to  execute  and  deliver this Agreement  and  all
     documents now or hereafter to be executed  by  the
     Beneficiary    pursuant    to    this    Agreement
     (collectively, the "Beneficiary's Documents"), to consummate the transaction contemplated hereby, and to perform its obligations hereunder and under the Beneficiary's Documents.

          (c)   This  Agreement and  the  Beneficiary's
     Documents  do  not  and will  not  contravene  any
     provision of the limited partnership agreement  of
     the Beneficiary, any judgment, order, decree, writ
     or  injunction issued against the Beneficiary, or,
     to   the   Beneficiary's  actual  knowledge,   any
     provision  of any laws or governmental ordinances,
     rules,   regulations,   orders   or   requirements
     (collectively,  the  "Laws")  applicable  to   the
     Beneficiary. The consummation of the transactions contemplated hereby will not result in a breach or constitute a default or event of default by the Beneficiary under any agreement to which the Beneficiary or any of its assets are subject or bound and will not result in a violation of any Laws applicable to the Beneficiary.

          (d)   The Beneficiary has no actual knowledge
     of  any oral or written leases, licenses or  other
     occupancy agreements affecting any portion of  the
     Property (collectively, the "Leases") on the  date
     hereof, except for the Leases listed in Schedule 7
     annexed  hereto  and  made  a  part  hereof.    To
     Beneficiary's actual knowledge, the copies of  the
     Leases   furnished  by  the  Beneficiary  to   the
     Purchaser  are true and complete and  include  all
     amendments  and  modifications  thereto.   To  the
     Beneficiary's actual knowledge, the Leases are  in
     full   force  and  effect,  without  any  material
     default  by  the Beneficiary or tenant thereunder.
     To   the   Beneficiary's  actual  knowledge,   the
     Beneficiary has not given or received  any  notice
     of  default  which remains uncured or unsatisfied,
     with  respect to any of the Leases.  No tenant  is
     in  default under or is in arrears in the  payment
     of   any  sums  or  in  the  performance  of   any
     obligations  required of it under its  Lease.   No
     Rent has been heretofore prepaid for more than one
     (1) month nor shall it be prepaid between the date
     hereof and the Closing Date for more than one  (1)
     month.   No  guarantor(s) of any  Lease  has  been
     released    or    discharged,    voluntarily    or
     involuntarily, or by operation of law, from any obligation under or in connection with any Lease or any transaction related thereto. There are no brokers' commissions, finders' fees, or other charges payable to any third party on behalf of the Beneficiary as a result of or in connection with any Lease or any transaction related thereto.
     Each security deposit provided for under each Lease shall be fully assigned to the Purchaser at the Closing. No Tenant or any other party has or has asserted any claim (other than for customary refund at the expiration of a Lease) to all or any part of any security deposit.

          (e)   To  the Beneficiary's actual knowledge,
     there  are  no pending actions, suits, proceedings
     or  investigations to which the Beneficiary  is  a
     party  before  any  court  or  other  governmental
     authority  with respect to the Property  owned  by
     the Beneficiary except as set forth on Schedule  8
     hereto.

          (f)   Except  as  disclosed  on  Schedule   9
     hereto,  since  the date the Beneficiary  acquired
     beneficial   title   to  the   Property   (i)   to
     Beneficiary's   actual  knowledge,   neither   the
     Beneficiary nor any third party has engaged in the
     generation,  use, manufacture, treatment,  storage
     or   disposal  of  any  Hazardous  Substance   (as
     hereinafter defined) on the Property in  violation
     of  Applicable  Environmental Law (as  hereinafter
     defined), the cost of correction or remediation of
     which  would  have a material adverse effect  upon
     the  value  of  the  Property,  and  (ii)  to  the
     Beneficiary's   actual  knowledge,   neither   the
     Beneficiary  nor any third party has received  any
     written  notice  from  any governmental  authority
     having  jurisdiction  over  the  Property  of  any
     violation  of  Applicable Environmental  Law  with
     respect  to the Property which requires corrective
     action,  the cost of which would have  a  material
     adverse  effect  upon the value of  the  Property.
     Disclosure  of  any  matter on Schedule  9  hereto
     shall   not  constitute  any  admission   by   the
     Beneficiary  that such matter was  material  or  a
     violation  of  Applicable Environmental  Law.   As
     used   in  this  Agreement,  the  term  "Hazardous
     Substance"  shall mean any substance, chemical  or
     waste that is currently listed as hazardous, toxic
     or  dangerous under Applicable Environmental  Law.
     As  used  in  this Agreement, the term "Applicable
     Environmental  Law" shall mean  the  Comprehensive
     Environmental Response, Compensation and Liability
     Act  ("CERCLA"),  42 U.S.C.   9601  et  seq.;  the
     Resource  Conservation and Recovery Act  ("RCRA"),
     42  U.S.C.   6901,  et seq.; the  Water  Pollution
     Control  Act, 33 U.S.C.  1251 et seq.;  the  Clean
     Air  Act,  42 U.S.C.  7401 et seq.; and the  Toxic
     Substances Control Act, 15 U.S.C.  2601  et  seq.;
     as  the  foregoing have been amended from time  to
     time  to  the  date  of this  Agreement;  and  any
     similar  state  and local laws and ordinances  and
     the  regulations  implementing  such  statutes  in
     effect  on  the date hereof imposing liability  or
     establishing    standards    of    conduct     for
     environmental protection.

          (g)    To   the  best  of  the  Beneficiary's
     knowledge and belief, all Property Information and
     all  other  items  delivered  by  the  Beneficiary
     pursuant  to  this Agreement, are true,  accurate,
     correct and complete in all material respects, and
     fairly  present  the information set  forth  in  a
     manner that is not intended to be misleading.   To
     the   best  of  the  Beneficiary's  knowledge  and
     belief,  the  copies  of all documents  and  other
     agreements   delivered  or  furnished   and   made
     available  by  the  Beneficiary to  the  Purchaser
     pursuant to this Agreement constitute all  of  and
     the  only  Leases  and  other material  agreements
     relating   to  or  affecting  the  ownership   and
     operation of the Property, there being no "side" or other agreements, written or oral, in force or effect, to which Seller is a party or to which the Property is subject.

          (h)    To   the  best  of  the  Beneficiary's
     knowledge, the Beneficiary is not in default in any material respect under any of the documents, recorded or unrecorded referred to in the Title
     Commitment, or any of the Licenses or Contracts.

          (i)    To   the  best  of  the  Beneficiary's
     knowledge and belief, there are no contracts of any kind relating to the management, leasing, operation, maintenance or repair of the Property, except those "Contracts" listed on Schedule 3.

          (j)   The  Beneficiary has not  received  any
     written  notice  from  any governmental  authority
     that  the  Property,  and the  use  and  operation
     thereof,  are in violation of any applicable  Laws
     (other   than   Applicable   Environmental    Laws
     requiring corrective action which would not have a material adverse effect upon the value of the Property).

          (k)   For  the  purposes of this  Section  6,
     having a "material adverse effect" shall mean imposing costs in excess of $25,000.

            Survival of Representations.

          The  representations and  warranties  of  the
     Beneficiary set forth in this Section 6 (i)  shall
     be  true,  accurate and correct  in  all  material
     respects upon the execution of this Agreement  and
     shall  be deemed to be repeated on and as  of  the
     Closing  Date (except as they relate  only  to  an
     earlier date), and (ii) except to the extent  they
     relate  to  matters  which  are  the  subject   of
     Estoppel  Certificates shall remain operative  and
     shall  survive  the Closing and the execution  and
     delivery  of  the Deed for a period  of  one  year
     following the Closing Date and then shall  expire,
     and  no  action  or claim based thereon  shall  be
     commenced   after  such  period.   Representations
     which  relate to matters which are the subject  of
     Estoppel   Certificates  shall  not  survive   the
     Closing.

            Discovery of Untrue Representation.

          If  at  or  prior  to the  Closing,  (i)  the
     Purchaser  shall  become aware  that  any  of  the
     representations or warranties made herein  by  the
     Beneficiary is untrue, inaccurate or incorrect  in
     any   material   respect  and   shall   give   the
     Beneficiary  notice thereof at  or  prior  to  the
     Closing, or (ii) the Beneficiary shall notify  the
     Purchaser  that a representation or warranty  made
     herein by the Beneficiary is untrue, inaccurate or
     incorrect, then the Beneficiary may, in  its  sole
     discretion,  elect by notice to the  Purchaser  to
     adjourn  the Closing one or more times for  up  to
     sixty (60) days in the aggregate in order to  cure
     or  correct  such untrue, inaccurate or  incorrect
     representation   or   warranty.    If   any   such
     representation  or  warranty  is  not   cured   or
     corrected  by  the Beneficiary on  or  before  the
     Closing  Date  (whether  or  not  the  Closing  is
     adjourned  as provided above), then the Purchaser,
     as  its  sole  remedy for such  inability  of  the
     Beneficiary, shall elect either (i) to waive  such
     misrepresentations or breaches of  warranties  and
     consummate  the  transactions contemplated  hereby
     without  any  reduction of or credit  against  the
     Purchase   Price,  or  (ii)  to   terminate   this
     Agreement  by notice given to the Seller  pursuant
     to  the provisions of Section 14.1.  In the  event
     the Closing occurs, the Purchaser hereby expressly
     waives,  relinquishes and releases  any  right  or
     remedy available to it at law, in equity or  under
     this  Agreement to make a claim against the Seller
     for  damages that the Purchaser may incur,  or  to
     rescind   this   Agreement  and  the  transactions
     contemplated hereby, as the result of any  of  the
     Beneficiary's representations or warranties  being
     untrue,  inaccurate or incorrect if the  Purchaser
     knew, should have known or is deemed to have known
     that  such representation or warranty was  untrue,
     inaccurate or incorrect at the time of the Closing
     and   the  Purchaser  nevertheless  closes   title
     hereunder.

            Limited Nature of Representations.

          The  Purchaser acknowledges that neither  the
     Seller nor any of the Seller's Affiliates, nor any
     of their agents or representatives, nor Broker has
     made   any   representations  or  held   out   any
     inducements  to  the Purchaser  other  than  those
     specifically  set  forth in  this  Section  6  and
     Section  11.  The Purchaser acknowledges that  the
     Seller,  pursuant to the terms of this  Agreement,
     has  afforded  the Purchaser the  opportunity  for
     full and complete investigations, examinations and
     inspections  of  the  Property  and  all  Property
     Information.    The  Purchaser  acknowledges   and
     agrees that (i) the Property Information delivered
     or   made  available  to  the  Purchaser  and  the
     Purchaser's Representatives by the Seller  or  the
     Seller's  Affiliates, or any of  their  agents  or
     representatives  may have been prepared  by  third
     parties  and  may not be the work product  of  the
     Seller and/or any of the Seller's Affiliates; (ii)
     neither   the  Seller  nor  any  of  the  Seller's
     Affiliates  has made any independent investigation
     or   verification  of  the  Property   Information
     prepared   by  such  third  parties;   (iii)   the
     Purchaser   is   relying   solely   on   its   own
     investigations,  examinations and  inspections  of
     the   Property   and  those  of  the   Purchaser's
     Representatives;  and  (iv) the  Seller  expressly
     disclaims  any representations or warranties  with
     respect  to  the accuracy or completeness  of  the
     Property   Information  prepared  by  such   third
     parties, and the Purchaser releases the Seller and
     the  Seller's  Affiliates, and  their  agents  and
     representatives, from any and all  liability  with
     respect thereto.  The Purchaser or anyone claiming
     by,  through or under the Purchaser, hereby  fully
     and   irrevocably  releases  the  Seller  and  the
     Seller's  Affiliates from any and all claims  that
     it  may now have or hereafter acquire against  any
     of  the Seller or the Seller's Affiliates for  any
     cost, loss, liability, damage, expense, action  or
     cause  of  action, whether foreseen or unforeseen,
     arising  from  or  related  to  the  presence   of
     environmentally  hazardous,  toxic  or   dangerous
     substances,  or  any  other  conditions   (whether
     patent,   latent  or  otherwise)   affecting   the
     Property, except for claims against the Seller based upon any obligations and liabilities of the Seller expressly provided in this Agreement or the breach of any representation provided by the Beneficiary herein.

     The provisions of this Section 6 shall survive the Closing.

       Representations and Warranties of the Purchaser.

     The Purchaser represents and warrants to the Seller as follows:

          (a)   The  Purchaser  is a  duly  formed  and
     validly existing limited partnership organized under the laws of the State of Delaware, and is qualified under the laws of the State of Illinois to conduct business therein on the date hereof.

          (b)  The Purchaser has the full, legal right,
     power,  authority and financial ability to execute
     and  deliver this Agreement and all documents  now
     or hereafter to be executed by it pursuant to this
     Agreement    (collectively,    the    "Purchaser's
     Documents"),   to   consummate  the   transactions
     contemplated   hereby,   and   to   perform    its
     obligations  hereunder and under  the  Purchaser's
     Documents.

          (c)    This  Agreement  and  the  Purchaser's
     Documents  do  not  and will  not  contravene  any
     provision of the Limited Partnership Agreement  of
     the  Purchaser, any judgment, order, decree,  writ
     or injunction issued against the Purchaser, or any
     provision of any Laws applicable to the Purchaser.
     The  consummation of the transactions contemplated
     hereby will not result in a breach or constitute a
     default or event of default by the Purchaser under
     any agreement to which the Purchaser or any of its
     assets are subject or bound and will not result in
     a   violation  of  any  Laws  applicable  to   the
     Purchaser.

          (d)   There  are  no pending actions,  suits,
     proceedings   or  investigations  to   which   the
     Purchaser is a party before any court or other governmental authority which may have an adverse impact on the transactions contemplated hereby.

     The   representations  and   warranties   of   the
Purchaser set forth in this Section 7 and elsewhere in this Agreement shall be true, accurate and correct in all material respects upon the execution of this Agreement, shall be deemed to be repeated on and as of the Closing Date (except as they relate only to an earlier date) and shall survive the Closing.

        Documents to be Delivered by the Seller at Closing.

     At   the  Closing,  the  Beneficiary  and/or   the
Trustee, as applicable, shall execute, acknowledge and/or deliver the following to the Purchaser:

          (a)   A  Trustees Deed (the "Deed") conveying
     title to the Property in the form of Exhibit A annexed hereto and made a part hereof.

          (b)   The Assignment and Assumption of Leases
     and  Security  Deposits in the form of  Exhibit  B
     annexed  hereto  and made a part hereof  assigning
     without  warranty  or representation  all  of  the
     Seller's right, title and interest, if any, in and
     to  the Leases in effect on the Closing Date,  all
     guarantees  thereof  and  the  security   deposits
     thereunder in the Seller's possession, if any (the
     "Lease Assignment").

          (c)    The   Assignment  and  Assumption   of
     Contracts  and Licenses in the form of  Exhibit  C
     annexed  hereto  and  made  a  part  hereof   (the
     "Contract   and  License  Assignment")   assigning
     without  warranty  or representation  all  of  the
     Beneficiary's right, title and interest,  if  any,
     in  and  to  (i)  all of the assignable  licenses,
     permits,  certificates, approvals,  authorizations
     and  variances issued for or with respect  to  the
     Property    by    any    governmental    authority
     (collectively,  the  "Licenses"),  and  (ii)   all
     assignable  equipment leases, license  agreements,
     management   agreements,  maintenance  agreements,
     repair  agreements,  and other  service  contracts
     relating   to   the  operation  of  the   Property
     (collectively, the "Contracts") not terminated by the Beneficiary pursuant to the terms of this Agreement.

          (d)    The   Assignment  and  Assumption   of
     Intangible  Property  in the  form  of  Exhibit  D
     annexed  hereto  and  made part  hereof  assigning
     without  warranty  or representation  all  of  the
     Beneficiary's right, title and interest,  if  any,
     in  and  to all intangible property owned  by  the
     Beneficiary with respect to the operation  of  the
     Property listed on Schedule 10 annexed hereto  and
     made a part hereof, including, without limitation,
     the  trade names "Tech Center I", "Tech Center II"
     and   the  "Showroom  Building"  (the  "Intangible
     Property  Assignment") (the Lease Assignment,  the
     Contract and License Assignment and the Intangible
     Property   Assignment  are  herein   referred   to
     collectively as the "A & A Agreements").

          (e)    To   the   extent  in   the   Seller's
     possession,  executed counterparts of  all  Leases
     and  New Leases and any amendments, guarantees and
     other documents relating thereto, together with  a
     schedule   of   all   tenant   security   deposits
     thereunder  and  the  accrued  interest  on   such
     security deposits payable to tenants which are in the possession of or received by the Seller.

          (f) A bill of sale in the form of Exhibit E annexed hereto and made a part hereof (the "Bill of Sale") conveying, transferring and selling to the Purchaser without warranty or representation all right, title and interest of the Beneficiary in and to all Personal Property.

          (g)   Notices to the tenants of the  Property
     in the form of Exhibit F annexed hereto and made a part hereof advising the tenants of the sale of the Property to the Purchaser and directing that rents and other payments thereafter be sent to the Purchaser or as the Purchaser may direct.

          (h)   A  certificate of a general partner  of
     the Beneficiary that the Beneficiary has taken all
     necessary  partnership  action  to  authorize  the
     execution,  delivery  and  performance   of   this
     Agreement and the consummation of the transaction contemplated hereby.

          (i)    Executed  originals  of  all  Estoppel
     Certificates required by Section 4.3 and any other
     Estoppel Certificates, received by the Seller from
     tenants   prior  to  the  Closing  Date  and   not
     previously delivered to the Purchaser.

          (j) To the extent in the Seller's possession and not already located at the Property, keys and access codes and cards to all entrance doors to, and equipment and utility rooms located in, the Property.

          (k) To the extent in the Seller's possession and not already located at the Property, all Licenses.

          (l)    To   the   extent  in   the   Seller's
     possession, executed counterparts of all Contracts and all warranties in connection therewith which are in effect on the Closing Date and which are assigned by the Seller.

          (m)  To the extent in the Seller's possession
     and   not  located  at  the  Building,  plans  and
     specifications of the Buildings.

          (n)  The Transfer Tax Returns, if any.

          (o)   A  "FIRPTA" affidavit sworn to  by  the
     Beneficiary in the form of Exhibit H annexed hereto and made a part hereof. The Purchaser acknowledges and agrees that upon the Seller's delivery of such affidavit, the Purchaser shall not withhold any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue
     Code of 1986, as amended, and the regulations promulgated thereunder.

          (p)   An  Affidavit  of  Title  and  an  ALTA
     Statement, each executed by the Seller and in form and substance acceptable to the Title Company and to the Purchaser.

          (q)   The  Title Policy issued by  the  Title
     Company,  dated  as  of the Closing  Date  in  the
     amount  of  the  Purchase Price and  otherwise  in
     accordance  with  the requirements  of  Section  5
     hereof.

          (r)   A  closing statement conforming to  the
     proration and other relevant provisions of this Agreement.

          (s)   Copies of the most currently  available
     tax bills for the Property.

          (t) An update of Schedule 7, prepared as of the Closing Date, certified by the Beneficiary to be true, complete and correct through the Closing
     Date.

          (u)    An   Illinois   Responsible   Property
     Transfer  Act  disclosure  document,  if  and   as
     required under Illinois law, or a certificate of the Beneficiary to the effect that the Illinois
     Responsible Property Transfer Act does not apply to the sale of the Property.

          (v)   Lien waivers of the Broker, as required
     by the Title Company.

          (w)   All  other  documents  the  Seller   is
     required to deliver by the Title Company in accordance with the Title Commitment or pursuant to the provisions of this Agreement.

        Documents to be Delivered by the Purchaser at Closing.

     At  the  Closing,  the  Purchaser  shall  execute,
acknowledge   and/or   deliver,  as   applicable,   the
following to the Seller:

          (a)   The cash portion of the Purchase  Price
     payable at the Closing pursuant to Section 2, subject to apportionments, credits and adjustments as provided in this Agreement.

          (b)  The Bill of Sale.

          (c)     (i)   Copies   of   the   Purchaser's
     partnership  agreement and partnership certificate
     (if  applicable) and, if required by  law  or  its
     partnership   agreement,  copies  of   partnership
     resolutions   and/or  consents  of  the   partners
     authorizing    the   execution,    delivery    and
     performance of this Agreement and the consummation
     of   the   transactions   contemplated   by   this
     Agreement,  all certified as true and  correct  by
     the managing general partner of the Purchaser,  or
     in  the  absence  thereof,  then  by  all  of  the
     Purchaser's  general partners  or  other  evidence
     satisfactory to the Seller and its counsel  as  to
     the  authority of the party executing the  A  &  A
     Agreement on behalf of the Purchaser; (ii) a legal
     existence  certificate  issued  by  the  state  of
     incorporation  of  the  Purchaser,  dated   within
     thirty (30) days of the Closing Date; and (iii)  a
     qualification to do business certificate issued by
     the  State  of Illinois, dated within thirty  (30)
     days of the Closing Date.

          (d)  The A & A Agreements.

          (e)   The Transfer Tax Payments together with
     the Transfer Tax Return, if any.

          (f)   All  other documents the  Purchaser  is
     required to deliver by the Title Company or pursuant to the provisions of this Agreement.

        Operation of the Property prior to the  Closing
     Date.

     Between the date hereof and the Closing Date,  the
Seller shall have the right to continue to operate  and
maintain the Property as it is currently being operated
and  maintained.  The Seller shall perform,  when  due,
all  of  the  Seller's material obligations  under  the
Leases,   Contracts,  Licenses  and  other   agreements
relating  to  the  Property and otherwise  in  material
compliance  with  all  applicable  Laws.    Except   as
otherwise  specifically  provided  herein,  the  Seller
shall  deliver the Property at Closing in substantially
the  same  condition  as  it is  on  the  date  hereof,
reasonable  wear  and  tear  excepted.   None  of   the
Personal Property, fixtures or Inventory shall be removed from the Property, unless replaced by personal property, fixtures or inventory of equal or greater utility and value.

            New Leases.

          The Seller shall not modify, extend, renew or
     cancel  (subject  to Section 10.2)  any  Lease  or
     enter  into  any  proposed Lease  of  all  or  any
     portion  of  the Property without the  Purchaser's
     prior  consent  in  each instance,  which  consent
     shall  not be unreasonably withheld and  shall  be
     given  or  denied, with the reasons for  any  such
     denial,  within  five  (5)  business  days   after
     receipt by the Purchaser of the Seller's notice requesting the Purchaser's consent to the proposed action relating to such existing or proposed Lease together with all information reasonably requested by the Purchaser to consider such consent. If the Purchaser fails to reply to the Seller's request for consent in a notice given within such period or if the Purchaser expressly denies its consent but fails to provide the Seller with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted.

                 New Lease Expenses.

               If  after the date of this Agreement the
          Seller enters into any Leases, or if there is
          any  extension  or  renewal  of  any  Leases,
          whether or not such Leases provide for  their
          extension  or  renewal, or any  expansion  or
          modification  of  any Leases  (each,  a  "New
          Lease"),   the  Seller  shall  keep  accurate
          records  of all expenses (collectively,  "New
          Lease Expenses") incurred in connection  with
          each    New    Lease,   including,    without
          limitation,  the  following:   (i)  brokerage
          commissions and fees relating to such leasing
          transaction,   (ii)  expenses  incurred   for
          repairs,  improvements, equipment,  painting,
          decorating, partitioning and other  items  to
          satisfy the tenant's requirements with regard
          to    such    leasing   transaction,    (iii)
           reimbursements to the tenant for the cost of
          any  of  the items described in the preceding
          clause  (ii), (iv) reasonable legal fees  for
          services  in  connection with the preparation
          of  documents and other services rendered  in
          connection  with  the  effectuation  of   the
          leasing transaction, (v) rent concessions relating to the demised space provided the tenant has the right to take possession of such demised space during the period of such rent concessions, and (vi) expenses incurred for the purpose of satisfying or terminating the obligations of a tenant under a New Lease to the landlord under another lease (whether or not such other lease covers space in the Property).

                 Allocation of New Lease Expenses.

               The  New  Lease Expenses  for  each  New
          Lease  allocable to and payable by the Seller
          shall be determined by multiplying the amount
          of such New Lease Expenses by a fraction, the
          numerator  of  which shall be the  number  of
          days  contained in that portion, if  any,  of
          the  term of such New Lease commencing on the
          date  on  which  the tenant thereunder  shall
          have  commenced  to  pay  fixed  rent  ("Rent
          Commencement Date") and expiring on the  date
          immediately preceding the Closing  Date,  and
          the  denominator of which shall be the  total
          number   of  days  contained  in  the  period
          commencing on the Rent Commencement Date  and
          expiring   on  the  date  of  the   scheduled
          expiration  of  the term of such  New  Lease,
          without provision for any optional extensions
          or renewals, and the remaining balance of the
          New  Lease Expenses for each New Lease  shall
          be  allocable to and payable by the Purchaser
          by  addition to the Purchase Price.   At  the
          Closing,  the  Purchaser shall reimburse  the
          Seller for all New Lease Expenses theretofore
          paid by the Seller, if any, in excess of  the
          portion  of the New Lease Expenses  allocated
          to  the Seller pursuant to the provisions  of
          the preceding sentence.  For purposes of this
          Section  10.1.2,  the Rent Commencement  Date
          under  a  renewal,  extension,  expansion  or
          modification of a Lease shall be deemed to be
          (i)  in  the  case of a renewal or  extension
          (whether  effective prior  to  or  after  the
          Closing,   or  in  the  form  of  an   option
          exercisable  in the future), the  first  date
          during such renewal or extension period after
          the  originally scheduled expiration  of  the
          term  of such Lease on which the tenant under
          such  Lease commences to pay fixed rent, (ii)
          in   the   case  of  an  expansion   (whether
          effective  prior to or after the Closing,  or
          in  the form of an option exercisable in  the
          future),  the date on which the tenant  under
          such  Lease commences to pay fixed  rent  for
          the  additional space, and (iii) in the  case
          of  a  modification  not  also  involving   a
          renewal,  extension  or  expansion  of   such
          Lease,    the   effective   date   of    such
          modification  agreement.  The  provisions  of
          this   Section  10.1.2  shall   survive   the
          Closing.

            Termination of Existing Leases.

          Notwithstanding  anything  to  the   contrary
     contained in this Agreement, without the prior written consent of the Purchaser, which shall not be unreasonably withheld, the Seller shall not institute summary proceedings against any tenant or terminate any Lease as a result of a default by the tenant thereunder prior to the Closing Date.
     The Seller makes no representations and assumes no responsibility with respect to (i) the continued occupancy of the Property or any part thereof by any tenant and (ii) the fulfillment by any tenant of its obligations under any Lease. The removal of a tenant whether by summary proceedings or otherwise prior to the Closing Date shall not give rise to any claim on the part of the Purchaser.
     Further, the Purchaser agrees that it shall not be grounds for the Purchaser's refusal to close this transaction that any tenant is a holdover tenant or in default under its Lease pursuant to any economic or non-economic terms of its Lease on the Closing Date and the Purchaser shall accept title subject to such holding over or default without credit against, or reduction of, the Purchase
     Price.

            Contracts.

          Except  as  provided in Section  4.2(e),  the
     Seller  shall not modify, extend, renew or  cancel
     (except  as  a  result of a default by  the  other
     party  thereunder or if Purchaser has given notice
     pursuant  to  Section 4.2(e) that  a  Contract  is
     unacceptable) any Contracts, or enter into any new
     Contract without the Purchaser's prior consent  in
     each   instance,  which  consent  shall   not   be
     unreasonably withheld or delayed, and if withheld,
     the  Purchaser shall promptly give  the  Seller  a
     notice  stating  the  reasons  therefor.  If   the
     Purchaser fails to reply within five (5) business days to the Seller's request for consent in a notice given pursuant to this Section 10.3 or if the Purchaser expressly denies its consent but fails to provide the Seller with the reasons for such denial, the Purchaser's consent shall be deemed to have been granted.

          10.4  Covenants of Seller.

          The   Seller   hereby  covenants   with   the
     Purchaser as follows:

          (a)   The  Seller will use reasonable efforts
     to maintain current insurance policies in place, including the current hazard insurance policy which insures the Buildings in the amount of their full replacement value.

          (b)   The Seller has paid or will pay in full
     all bills and invoices for labor, goods, material and services of any kind relating to the Property and utility charges, relating to the period prior to Closing, except to the extent such bills are subject to proration and are to be paid by the Purchaser pursuant to Section 3. Any alterations, installations, decorations and other work required to be performed under any and all agreements affecting the Property have been or will be completed and paid for in full.

          (c)   After  the  date hereof  and  prior  to
     Closing, the Seller shall not assign or otherwise transfer all or any part of the Property.

          (d)   The  Seller shall promptly  notify  the
     Purchaser  of any material change in any condition
     with  respect to the Property or of the occurrence
     of  any  event  or  circumstance  that  makes  any
     representation or warranty of the  Seller  to  the
     Purchaser   under   this   Agreement   untrue   or
     misleading,  or  any covenant of  Purchaser  under
     this  Agreement incapable of being  performed,  it
     being  understood that the Seller's obligation  to
     provide   notice  to  the  Purchaser  under   this
     paragraph shall in no way relieve the Seller of any liability for breach by the Seller of any of its representations, warranties or covenants under this Agreement.

          The covenant in Section 10.4(b) shall survive the Closing.

       Broker.

     The Purchaser and the Seller represent and warrant
to each other that Cushman & Wakefield of Illinois (the
"Broker") is the sole broker with whom they have  dealt
in  connection  with the Property and the  transactions
described herein. The Seller shall be liable  for,  and
shall  indemnify the Purchaser against,  all  brokerage
commissions  or other compensation due  to  the  Broker
arising  out  of the transaction contemplated  in  this
Agreement, which compensation shall be paid subject and
pursuant to a separate agreement between the Seller and
the  Broker.   Each party hereto agrees  to  indemnify,
defend and hold the other harmless from and against any
and  all  claims,  causes  of  action,  losses,  costs,
expenses,  damages or liabilities, including reasonable
attorneys' fees and disbursements, which the other  may
sustain, incur or be exposed to, by reason of any claim
or claims by any broker, finder or other person, except
(in  the case of the Purchaser as indemnitor hereunder)
the Broker, for fees, commissions or other compensation
arising  out of the transactions contemplated  in  this
Agreement if such claim or claims are based in whole or
in part on dealings or agreements with the indemnifying
party.    The   obligations  and  representations   and
warranties contained in this Section 11 shall survive the termination of this Agreement and the Closing.

       Casualty; Condemnation.

            Damage or Destruction.

          If a "material" part (as hereinafter defined)
     of the Property is damaged or destroyed by fire or
     other  casualty,  the  Seller  shall  notify   the
     Purchaser  of  such fact and the  Purchaser  shall
     have  the option to terminate this Agreement  upon
     notice to the Seller given not later than ten (10)
     days   after  receipt  of  the  Seller's   notice;
     provided,  however, that the Purchaser's  election
     shall be ineffective if within ten (10) days after
     the  Seller's receipt of the Purchaser's  election
     notice,  the Seller shall elect by notice  to  the
     Purchaser to repair such damage or destruction and
     shall  thereafter complete such repair  within  90
     days after the then scheduled Closing Date at  the
     time  of the Purchaser's election.  If the  Seller
     makes  such  election to repair, the Seller  shall
     have the right to adjourn the Closing Date one  or
     more  times for up to 90 days in the aggregate  in
     order to complete such repairs and shall have  the
     right  to retain all insurance proceeds which  the
     Seller  may be entitled to receive as a result  of
     such  damage or destruction.  If (i) the Purchaser
     does  not elect to terminate this Agreement as  to
     the damaged Property, (ii) the Purchaser elects to
     terminate   this  Agreement  as  to  the   damaged
     Property but such election is ineffective  because
     the  Seller  elects  to  repair  such  damage  and
     completes  such repair within such  90-day  period
     provided  above, or (iii) there is  damage  to  or
     destruction  of an "immaterial" part ("immaterial"
     is  herein  deemed to be any damage or destruction
     which   is  not  "material",  as  such   term   is
     hereinafter   defined)  of   the   Property,   the
     Purchaser  shall close title as provided  in  this
     Agreement  and, at the Closing, the Seller  shall,
     unless  the  Seller has repaired  such  damage  or
     destruction prior to the Closing, (x) pay over  to
     the   Purchaser  the  proceeds  of  any  insurance
     collected  by the Seller plus an amount  equal  to
     any  deductible  less  the  amount  of  all  costs
     incurred  by  the  Seller in connection  with  the
     repair   of   such  damage  or  destruction,   and
     (y)  assign  and  transfer to  the  Purchaser  all
     right, title and interest of the Seller in and  to
     any   uncollected  insurance  proceeds  which  the
     Seller may be entitled to receive from such damage or destruction. A "material" part of the Property shall be deemed to have been damaged or destroyed if the cost of repair or replacement shall be equal to or greater than $500,000.

            Condemnation.

          If,  prior  to the Closing Date, all  or  any
     "significant" portion (as hereinafter defined)  of
     the  Property  is  taken  by  eminent  domain   or
     condemnation  (or  is  the subject  of  a  pending
     taking which has not been consummated), the Seller
     shall  notify the Purchaser of such fact  and  the
     Purchaser shall have the option to terminate  this
     Agreement  upon  notice to the  Seller  given  not
     later  than  ten  (10) days after receipt  of  the
     Seller's notice.  If the Purchaser does not  elect
     to    terminate   this   Agreement,   or   if   an
     "insignificant" portion ("insignificant" is herein
     deemed   to   be   any   taking   which   is   not
     "significant", as such term is herein defined)  of
     the  Property  is  taken  by  eminent  domain   or
     condemnation,  at  the Closing  the  Seller  shall
     assign  and turnover, and the Purchaser  shall  be
     entitled to receive and keep, all awards or  other
     proceeds  for  such  taking by eminent  domain  or
     condemnation.  A  "significant"  portion  of   the
     Property means (i) 10% or more of any of the three main buildings on the Land, (ii) a portion of the parking areas if the taking thereof reduces the remaining available number of parking spaces below the minimum legally required, or (iii) a legally required driveway on the Land if such driveway is the predominant means of ingress thereto or egress therefrom.

            Termination.

          If the Purchaser effectively terminates this Agreement pursuant to Section 12.1 or 12.2, this Agreement shall be terminated and the rights of the parties shall be the same as if notice of termination were given pursuant to Section 14.1.

       Conditions Precedent to Closing.

             Conditions  Precedent to  the  Purchaser's
     Obligations to Perform.

          The   Purchaser's   obligation   under   this
     Agreement  to purchase the Property is subject  to
     the   fulfillment   of  each  of   the   following
     conditions: (i) the representations and warranties
     of the Seller contained herein shall be materially
     true, accurate and correct as of the Closing  Date
     except  to  the  extent they  relate  only  to  an
     earlier  date;  (ii) the Seller  shall  be  ready,
     willing  and able to deliver title to the Property
     in  accordance  with the terms and  conditions  of
     this Agreement; (iii) any conditions precedent  to
     the   Purchaser's  obligation  to   purchase   the
     Property   which   is  validly   listed   in   the
     Purchaser's    Termination   Notice    as    being
     unsatisfied  has been satisfied; (iv)  the  Seller
     shall  have delivered all the documents and  other
     items  required pursuant to Section 8,  and  shall
     have  performed all other covenants,  undertakings
     and  obligations, and complied with all conditions
     required  by  this Agreement to  be  performed  or
     complied  with by the Seller at or  prior  to  the
     Closing;  and  (v) the physical condition  of  the
     Property  shall be substantially the same  on  the
     Closing  Date  as  on the date hereof,  reasonable
     wear  and tear excepted, unless the alteration  of
     said  physical  condition  is  the  result  of   a
     casualty described in Section 12 hereof.

               Conditions  Precedent  to  the  Seller's
     Obligations to Perform.

          The  Seller's obligation under this Agreement
     to  sell  the Property to the Purchaser is subject
     to  the  fulfillment  of  each  of  the  following
     conditions: (i) the representations and warranties
     of   the  Purchaser  contained  herein  shall   be
     materially true, accurate and correct  as  of  the
     Closing  Date;  (ii)  the  Purchaser  shall   have
     delivered the funds required hereunder and all the documents to be executed by the Purchaser set forth in Section 9 and shall have performed all other covenants, undertakings and obligations, and complied with all conditions required by this Agreement to be performed or complied with by the Purchaser at or prior to the Closing; (iii) all consents and approvals of governmental authorities and parties to agreements to which the Purchaser is a party or by which the Purchaser's assets are bound that are required with respect to the consummation of the transactions contemplated by this Agreement shall have been obtained and copies thereof shall have been delivered to the Seller at or prior to the Closing; and (iv) the additional matters set forth in Schedule 11 annexed hereto and made a part hereof shall have occurred or been delivered to the Seller, as applicable, at or prior to the Closing.

               Remedies   Upon   Failure   to   Satisfy
     Conditions.

          In the event that any condition contained in Sections 13.1 or 13.2 is not satisfied, the party entitled to the satisfaction of such condition as a condition to its obligation to close title shall have as its sole remedy hereunder the right to elect to (i) waive such unsatisfied condition whereupon title shall close as provided in this Agreement or (ii) proceed as provided in Section
     14 hereof.

       Remedies.

            Seller's Inability to Perform.

          If  the  Closing fails to occur by reason  of
     the  Seller's inability to perform its obligations
     under  this  Agreement which has not  been  waived
     pursuant  to Section 13.3, then the Purchaser,  as
     its  sole remedy for such inability of the Seller,
     may  terminate  this Agreement by  notice  to  the
     Seller.  If the Purchaser elects to terminate this
     Agreement, then this Agreement shall be terminated
     and  neither party shall have any further  rights,
     obligations  or liabilities hereunder,  except  as
     otherwise expressly provided herein (collectively,
     the  "Surviving Obligations"), and except that the
     Purchaser  shall be entitled to a  return  of  the
     Deposit provided the Purchaser is not otherwise in
     default  hereunder. Except as set  forth  in  this
     Section   14.1,  the  Purchaser  hereby  expressly
     waives, relinquishes and releases any other  right
     or  remedy  available to it at law, in  equity  or
     otherwise  by reason of the Seller's inability  to
     perform       its      obligations      hereunder.
     Notwithstanding  anything to the contrary  herein,
     if   the   Seller's  inability  to   perform   its
     obligations under this Agreement is a result of any action of, or failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this
     Section 14.1 or elsewhere in this Agreement.

            Purchaser's Failure to Perform.

          In  the  event of a default hereunder by  the
     Purchaser  or  if the Closing fails  to  occur  by
     reason  of  the Purchaser's failure or refusal  to
     perform its obligations hereunder, then the Seller
     may  terminate  this Agreement by  notice  to  the
     Purchaser.  If the Seller elects to terminate this
     Agreement, then this Agreement shall be terminated
     and   the   Seller  may  retain  the  Deposit   as
     liquidated  damages  for  all  loss,  damage   and
     expenses  suffered by the Seller, it being  agreed
     that  the  Seller's  damages  are  impossible   to
     ascertain,  and  neither  party  shall  have   any
     further   rights,   obligations   or   liabilities
     hereunder,  except for the Surviving  Obligations.
     Nothing  contained herein shall limit or  restrict
     the  Seller's  ability  to pursue  any  rights  or
     remedies  it  may have against the Purchaser  with
     respect  to the Surviving Obligations.  Except  as
     set  forth  in this Section 14.2 and the Surviving
     Obligations,  the Seller hereby expressly  waives,
     relinquishes  and  releases  any  other  right  or
     remedy  available  to them at law,  in  equity  or
     otherwise  by  reason  of the Purchaser's  default
     hereunder or the Purchaser's failure or refusal to
     perform       its      obligations      hereunder.
     Notwithstanding  anything to the contrary  herein,
     if  the  Purchaser's  default or  the  Purchaser's
     failure  or  refusal  to perform  its  obligations
     under this Agreement is a result of any action of,
     or  failure  to act by, the Seller or any  of  the
     Seller's  Affiliates,  the  Seller  shall  not  be
     relieved  of its obligations under this  Agreement
     and  the Seller shall not be entitled to any right
     or   remedy  provided  in  this  Section  14.2  or
     elsewhere in this Agreement.

            Seller's Failure to Perform.

          If  the  Closing fails to occur by reason  of
     the  Seller's  failure or refusal to  perform  its
     obligations hereunder which has not been waived by
     the  Purchaser, then the Purchaser,  as  its  sole
     remedy hereunder, may (i) terminate this Agreement
     by  notice  to  the Seller or (ii)  seek  specific
     performance  from  the  Seller.   As  a  condition
     precedent to the Purchaser exercising any right it
     may   have   to  bring  an  action  for   specific
     performance as the result of the Seller's  failure
     or refusal to perform their obligations hereunder,
     the  Purchaser must commence such an action within
     ninety  (90)  days  after the occurrence  of  such
     default.  The Purchaser agrees that its failure to
     timely   commence  such  an  action  for  specific
     performance within such ninety (90) day period shall be deemed a waiver by it of its right to commence such an action. The Seller waives any requirement that the Purchaser tender the Purchase
     Price or any portion of the Purchase Price as a prerequisite to enforcement of its rights and remedies under this Agreement so long as the Purchaser establishes its readiness and capability to perform its obligations under this Agreement.
     Notwithstanding anything to the contrary herein, if the Seller's failure or refusal to perform its obligations under this Agreement is a result of any action of, or failure to act by, the Purchaser or any of the Purchaser's Representatives, the Purchaser shall not be relieved of its obligations under this Agreement and Purchaser shall not be entitled to any right or remedy provided in this
     Section 14.3 or elsewhere in this Agreement.

       Escrow.

     The  Escrow  Agent shall hold the Downpayment  and
all interest accrued thereon, if any (collectively, the
"Deposit")  in escrow and shall dispose of the  Deposit
only  in accordance with the provisions of that certain
Escrow Agreement of even date herewith by and among the
Escrow Agent, the Purchaser and the Seller relating  to
the  Property (the "Escrow Agreement") in the  form  of
Exhibit  I hereto.  Simultaneously with their execution
and  delivery of this Agreement, the Purchaser and  the
Seller  shall furnish the Escrow Agent with their  true
Federal  Taxpayer Identification Numbers  so  that  the
Escrow   Agent   may   file  appropriate   income   tax
information returns with respect to any interest earned
on  or credited to the Deposit.  The party entitled  to
the   economic  benefit  of  the  Deposit  representing
interest earned on the Downpayment shall be the party responsible for the payment of any tax due thereon.

     The provisions of the Escrow Agreement shall survive the termination of this Agreement and the Closing.

       Notices.

     All   notices,  elections,  consents,   approvals,
demands,  objections, requests or other  communications
which  the  Seller or the Purchaser may be required  or
desire to give pursuant to, under or by virtue of  this
Agreement must be in writing and (i) delivered by  hand
to  the addresses set forth below, or (ii) (a) sent  by
express   mail  or  courier  (for  next  business   day
delivery), or (b) sent by certified or registered mail, return receipt requested with proper postage prepaid, addressed as follows:

     If to the Seller:

     Dean Witter Realty Income Partnership I, L.P.
     c/o Dean Witter Realty Inc.
     Two World Trade Center
     64th Floor
     New York, NY 10048
     Attention:  Robert B. Austin

          with copies to:

     Vincent M. Sacchetti, Esq.
     Bingham, Dana & Gould LLP
     150 Federal Street
     Boston, Massachusetts 02110

     If to the Purchaser:

     Great Lakes REIT, Inc.
     823 Commerce Drive, Suite 300
     Oak Brook, Illinois  60523
     Attention: Raymond M. Braun

          with a copy to:

     McBride Baker & Coles
     500 W. Madison Street, 40th Floor
     Chicago, IL  60661
     Attention: Adam E. Berman, Esq.

     The  Seller or the Purchaser may designate another
addressee  or change its address for notices and  other
communications hereunder by a notice given to the other
parties in the manner provided in this Section  16.   A
notice or other communication sent in compliance with the provisions of this Section 16 shall be deemed given and received (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above (or to such other address as such party has designated as provided above),
(ii) if sent by express mail or overnight courier, on the date it is delivered to the other party, or
(iii) if sent by registered or certified mail, on the third business day following the day such mailing is made.

       Property Information and Confidentiality.

     The  Purchaser agrees that, prior to the  Closing,
all   Property  Information  shall  be  kept   strictly
confidential  and shall not, without the prior  consent
of  the  Seller, be disclosed by the Purchaser  or  the
Purchaser's  Representatives, in any manner whatsoever,
in  whole  or  in  part, and will not be  used  by  the
Purchaser or the Purchaser's Representatives,  directly
or  indirectly,  for any purpose other than  evaluating
the  Property.   Moreover, the Purchaser  agrees  that,
prior to the Closing, the Property Information will  be
transmitted only to the Purchaser's Representatives (i)
who  need  to  know  the Property Information  for  the
purpose  of  evaluating  the  Property,  and  who   are
informed by the Purchaser of the confidential nature of
the Property Information and (ii) who agree to be bound
by  the terms of this Section 17 and Section 6.3.   The
provisions  of this Section 17 shall in no event  apply
to  Property  Information which is a matter  of  public
record  and  shall  not  prevent  the  Purchaser   from
complying with Laws, including, without limitation, governmental regulatory, disclosure, tax and reporting requirements.

            Press Releases.

          The Purchaser and Seller, for the benefit  of
     each  other,  hereby agree that between  the  date
     hereof and the Closing Date, they will not release
     or  cause  or  permit  to be  released  any  press
     notices,   publicity   (oral   or   written)    or
     advertising  promotion relating to,  or  otherwise
     announce  or  disclose or cause or  permit  to  be
     announced  or disclosed, in any manner whatsoever,
     the   terms,  conditions  or  substance  of   this
     Agreement or the transactions contemplated herein,
     without first obtaining the written consent of the
     other   party   hereto  not  to  be   unreasonably
     withheld.  It  is  understood that  the  foregoing
     shall  not  preclude either party from  discussing
     the  substance  or  any relevant  details  of  the
     transactions  contemplated in this Agreement  with
     any  of  its  attorneys, accountants, professional
     consultants or potential lenders, as the case  may
     be,  or prevent either party hereto from complying
     with    Laws,   including,   without   limitation,
     governmental  regulatory,  disclosure,   tax   and
     reporting requirements.

            Return of Property Information.

          In the event this Agreement is terminated, the Purchaser and the Purchaser's Representatives shall promptly deliver to the Seller all originals and copies of the Property Information in the possession of the Purchaser and the Purchaser's
     Representatives and which was furnished by the Seller.

            Property Information Defined.

          As used in this Agreement, the term "Property
     Information"  shall mean (i) all  information  and
     documents in any way relating to the Property, the
     operation  thereof or the sale thereof (including,
     without   limitation,   Leases,   Contracts    and
     Licenses)   furnished  to,   or   otherwise   made
     available  for  review by, the  Purchaser  or  its
     directors,    officers,   employees,   affiliates,
     partners,     brokers,     agents     or     other
     representatives,  including,  without  limitation,
     attorneys,  accountants, contractors, consultants,
     engineers  and  financial advisors  (collectively,
     the  "Purchaser's Representatives"), by the Seller
     or any of the Seller's Affiliates, or their agents
     or representatives, including, without limitation,
     their     contractors,    engineers,    attorneys,
     accountants, consultants, brokers or advisors, and
     (ii)  all  analyses, compilations, data,  studies,
     reports or other information or documents prepared
     or  obtained  by the Purchaser or the  Purchaser's
     Representatives containing or based, in  whole  or
     in part, on the information or documents described
     in    the    preceding   clause   (i),   or    the
     Investigations,  or  otherwise  reflecting   their
     review or investigation of the Property.

            Remedies.

          In  addition to any other remedies  available
     to  the Seller, the Seller shall have the right to
     seek    equitable   relief,   including,   without
     limitation,   injunctive   relief   or    specific
     performance,   against  the   Purchaser   or   the
     Purchaser's Representatives in order to enforce the provisions of this Section 17 and 6.3.

     The provisions of this Section 17 shall survive the termination of this Agreement and the Closing.

       Access to Records.

     For  a period of three (3) years subsequent to the
Closing  Date, the Seller, the Seller's Affiliates  and
their  employees, agents and representatives  shall  be
entitled  to  access  during  business  hours  to   all
documents, books and records given to the Purchaser  by
the  Seller at the Closing for tax and audit  purposes,
regulatory    compliance,    and    cooperation    with
governmental   investigations  upon  reasonable   prior
notice to the Purchaser, and shall have the right, at their sole cost and expense, to make copies of such documents, books and records.

       Assignments.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and to

their   respective  heirs,  executors,  administrators,
successors and permitted assigns. This Agreement may not be assigned by the Purchaser without the prior written consent of the Seller and any assignment or attempted assignment by the Purchaser without such prior written consent shall constitute a default by the Purchaser hereunder and shall be null and void

       Entire Agreement, Amendments.

     All      prior     statements,     understandings,
representations  and  agreements between  the  parties,
oral  or written, are superseded by and merged in  this
Agreement,  which alone fully and completely  expresses
the  agreement  between them in  connection  with  this
transaction  and  which  is  entered  into  after  full
investigation,   neither   party   relying   upon   any
statement,  understanding, representation or  agreement
made  by the other not embodied in this Agreement. This
Agreement   shall  be  given  a  fair  and   reasonable
construction in accordance with the intentions  of  the
parties hereto, and without regard to or aid of  canons
requiring construction against the Seller or the  party
drafting this Agreement.  This Agreement shall  not  be
altered,   amended,  changed,  waived,  terminated   or
otherwise modified in any respect or particular, and no consent or approval required pursuant to this Agreement shall be effective, unless the same shall be in writing and signed by or on behalf of the party to be charged.

       Merger.

     Except as otherwise expressly provided herein, the Purchaser's acceptance of the Deed shall be deemed a discharge of all of the obligations of the Seller hereunder and all of the Seller's representations, warranties, covenants and agreements herein shall merge in the documents and agreements executed at the Closing and shall not survive the Closing.

       Limited Recourse.

     Provided  the  Seller does not  place  a  mortgage
lien,  or  allow a mortgage lien to be placed,  on  the
Property,  the Purchaser agrees that it does  not  have
and  will  not  have  any claims or  causes  of  action
against any disclosed or undisclosed officer, director,
employee,  trustee,  shareholder,  partner,  principal,
parent,  subsidiary or other affiliate of  the  Seller,
including, without limitation, Dean Witter Realty  Inc.
and  the  parent and affiliates of Dean  Witter  Realty
Inc. (collectively, the "Seller's Affiliates"), arising
out  of  or  in connection with this Agreement  or  the
transactions contemplated hereby.  The Purchaser agrees
to look solely to the Beneficiary and the Beneficiary's
assets      directly      attributable      to      the

Building for the satisfaction of the Seller's liability
or  obligation  arising  under this  Agreement  or  the
transactions   contemplated   hereby,   or   for    the
performance  of  any  of the covenants,  warranties  or
other  agreements of the Seller contained  herein,  and
further  agrees not to sue or otherwise seek to enforce
any  personal  obligation against any of  the  Seller's
Affiliates with respect to any matters arising  out  of
or   in   connection   with  this  Agreement   or   the
transactions contemplated hereby. The total liability of the Seller hereunder shall in no event exceed
$100,000.

     This  Agreement  is executed by the  Trustee,  not
personally but solely as trustee in the exercise of the
power and authority conferred upon and vested in it  as
such  trustee.  It is expressly understood  and  agreed
that    all    of    the    warranties,    indemnities,
representations, covenants, undertakings and agreements
herein  made on the part of the Trustee are  undertaken
by  it  solely  in  its capacity  as  trustee  and  not
personally.   It is further understood and agreed  that
the  Trustee merely holds title to the property  herein
described and has no agents, employees or control  over
the  management  of the property and  no  knowledge  of
other  factual matters except as represented to  it  by
the  Beneficiary.   No personal liability  or  personal
responsibility is assumed by or shall at  any  time  be
asserted or enforceable against the Trustee on  account
of  any warrranty, indemnity, representation, covenant,
undertaking  or  agreement  of  the  Trustee  in   this
Agreement, all such liability being expressly waived by
every  person  now or hereafter claiming any  right  or
security  hereunder, and the owner of any  indebtedness
or   cause  of  action  for  breach  of  any  warranty,
indemnity, representation, covenant, undertaking or agreement accruing hereunder shall look solely to the trust estate for the payment thereof.

       Miscellaneous.

     Neither  this Agreement nor any memorandum thereof
shall  be recorded and any attempted recordation hereof
shall  be  void  and shall constitute a default.   This
Agreement  may be executed in one or more counterparts,
each of which so executed and delivered shall be deemed
an  original,  but  all of which taken  together  shall
constitute  but one and the same instrument.   Each  of
the  Exhibits  and  Schedules referred  to  herein  and
attached   hereto  is  incorporated  herein   by   this
reference. The caption headings in this Agreement are for convenience only and are not intended to be a part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained. If any provision of this Agreement shall be unenforceable or invalid, the same shall not affect the remaining provisions of this Agreement and to this end the provisions of this Agreement are intended to be and shall be severable.
This Agreement shall be interpreted and enforced in accordance with the laws of the State of Illinois without reference to principles of conflicts of laws.

       Time of the Essence.

Time is of the essence with respect to this Agreement, including but not limited to the occurrence of the Closing as of the originally scheduled date.

       IRS Form 1099-S Designation.

       In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue
Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (i) to execute an IRS
Form 1099-S Designation Agreement in the form attached hereto as Exhibit K at or prior to the Closing to designate the Title Company as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on
IRS Form 1099-S; (ii) to provide the Title Company with the information necessary to complete Form 1099-S;
(iii) that the Title Company shall not be liable for the actions taken under this Section 25, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Title Company; and (iv) that the Title
Company shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken under this Section 25, except as they may be the result of gross negligence or willful misconduct on the part of the Title Company. The Title Company shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

       Attorney's Fees.

     In  any event that at any time Seller or Purchaser
shall  institute any action or proceeding  against  the
other   relating  to  this  Agreement  or  any  default
hereunder, then and in that event the prevailing party in such action or proceeding shall be entitled to recover from the other party its reasonable attorneys' fees which shall be deemed to have accrued on the commencement of such action or proceeding and shall be payable whether or not such action is prosecuted to judgment.

       Counterparts.

     This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     28.  Limitation of Liability.

     Upon  the  Closing,  the Purchaser  shall  neither
assume  nor undertake to pay, satisfy or discharge  any
liabilities, obligations or commitments of  the  Seller
other  than  those specifically agreed to  between  the
parties  and set forth in this Agreement or  which  run
with  the  land.  Except with respect to the  foregoing
obligations,   the  Purchaser  shall  not   assume   or
discharge   any  debts,  obligations,  liabilities   or
commitments of the Seller, whether accrued now or hereafter, fixed or contingent, known or unknown.

     29.  Reasonable Efforts.

     The  Seller  and  the Purchaser  shall  use  their
reasonable, diligent and good faith efforts, and  shall
cooperate with and assist each other in their  efforts,
to  obtain such consents and approvals of third parties
(including,    but   not   limited   to,   governmental
authorities),  to the transaction contemplated  hereby,
and  to  otherwise  perform  such  actions  as  may  be
reasonably   necessary  to  effectuate   transfer   the
Property to the Purchaser in accordance with this Agreement.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                              BENEFICIARY:

                              DEAN WITTER REALTY INCOME
                              PARTNERSHIP I, L.P.

                    By:   Dean Witter Realty Income
                          Properties I,Inc.,  its managing
                          general partner


                          By:/s/Robert B. Austin
                          Name:Robert B. Austin
                          Title:Vice President

                          PURCHASER:

                          GREAT LAKES REIT, L.P.

                          By:  Great Lakes REIT,
                               Inc., its
                               General Partner

                               By:/s/Raymond  M.
                                  Braun
                               Name: Raymond M.
                                     Braun
                               Title:Senior Vice
                                     President

                          TRUSTEE:

                          AMERICAN NATIONAL BANK
                          AND TRUST COMPANY OF
                          CHICAGO, as Trustee
                          under Trust Nos. 59343
                          and 59344

                          By:
                          Name: Gregory S. Kasprzyk
                          Title: Vice President